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                                                                   Exhibit 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-4 of our reports dated February 5, 1996, which include an explanatory paragraph stating that in the second quarter of 1995, NYNEX Corporation discontinued accounting for the operations of its telephone subsidiaries in accordance with Statement of Financial Accounting Standards No. 71, Accounting for the Effects of Certain Types of Regulation, and in the fourth quarter of 1993, adopted Statement of Financial Accounting Standards No. 112, Employers' Accounting for Postemployment Benefits, retroactive to January 1, 1993, on our audits of the consolidated financial statements and financial statement schedule of NYNEX Corporation and its subsidiaries as of December 31, 1995 and December 31, 1994, and for each of the three years in the period ended December 31, 1995, which reports are incorporated by reference or included in the Company's Annual Report on Form 10-K.

We also consent to the reference to our firm under the caption "Experts."

/s/Coopers & Lybrand L.L.P.

New York, New York
September 6, 1996